SUB-ITEM 77Q1(a)

The Amended and Restated By-Laws for MFS Series Trust II, dated January 1, 2002, as revised September 20, 2004, are contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on October 1, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.